Exhibit 99.1

PARK HOTELS & RESORTS INC. ANNOUNCES UPSIZING AND PRICING OF

SENIOR SECURED NOTES OFFERING

Tysons, VA – (BUSINESS WIRE) – May 19, 2020 – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) announced today that certain of its subsidiaries, Park Intermediate Holdings LLC (the “Operating Company”), PK Domestic Property LLC (“PK Domestic LLC”) and PK Finance Co-Issuer Inc. (together with the Operating Company and PK Domestic LLC, the “Issuers”), priced an offering of $550 million aggregate principal amount of 7.500% senior secured notes due 2025 (the “Notes”) at a price equal to 100% of face value. The Notes will pay interest semi-annually in arrears, at a rate of 7.500% per year, and will mature on June 1, 2025. The Notes will be guaranteed by Park and certain subsidiaries of the Operating Company that guarantee, or will guarantee on or prior to the issue date, indebtedness under the Company’s senior credit facilities. The Notes will be secured, subject to permitted liens, by a first priority security interest in all of the capital stock of certain wholly owned subsidiaries of certain of the guarantors and PK Domestic LLC, which collateral also secures the obligations under the Company’s senior credit facilities on a first priority basis.

The offering has been upsized from the previously announced amount of $500 million. The Company intends to use $150 million of the net proceeds of the offering to repay amounts outstanding under the Company’s fully drawn $1.0 billion revolving credit facility, the next $350 million of the net proceeds for general corporate purposes and the remaining net proceeds to repay equal amounts under the Company’s revolving credit facility and its 2016 term loan. The Issuers anticipate that consummation of the offering will occur on May 29, 2020, subject to customary closing conditions.

The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act, and it is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends, and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors is the potential adverse effect of COVID-19, on the Company’s financial condition, results of operations, cash flows and performance, its hotel management companies and its hotels’ tenants, and the global economy and financial markets. The extent to which COVID-19 impacts the Company, its hotel managers, tenants and guests at the Company’s hotels will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2019 and Park’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:

Ian Weissman

Senior Vice President, Corporate Strategy

571-302-5591

iweissman@pkhotelsandresorts.com